UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 7, 2015
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Note Settlement Agreements

In connection with Texas Rare Earth Resources Corp.’s (the “Company”) offering of Units as described in Item 3.02 below, on December 7, 2015, we entered into two separate note settlement agreements with Leo E Mindel Non-GST Exempt Family Trust and Sunny Mindel (collectively, the “Holders”), respectively (the “Note Settlement Agreements”).  Pursuant to the Note Settlement Agreements, each Holder agreed that in exchange for each $40,000 principal amount unsecured note of the Company due November 24, 2015 (each a “Note”) held by each Holder, that each Holder would reinvest the amounts due and payable under the Notes into the Offering and the amounts due and payable thereunder would be settled by issuing Units.  In connection with the Offering and the Note Settlement Agreements, we issued 200,000 Units to each Holder for the exchange and cancellation of each Note and the amounts due and payable thereunder held by each Holder.

The foregoing descriptions of the Note Settlement Agreements are a summary of the material terms thereof and are qualified in their entirety by the complete text of the Note Settlement Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Settlement Agreement

In connection with the offering of Units, on December 7, 2015, we entered into a settlement agreement (the “Settlement Agreement”) with Southwest Range & Wildlife Foundation (“Southwest”). On March 3, 2013, we entered into a lease assignment agreement (the “Lease Agreement”) pursuant to which Southwest assigned to the Company its surface lease covering property located in Hudspeth County, Texas in exchange for the Company agreeing, in part, to pay Southwest ten (10) payments of $45,000 each, payable on June 1 each year beginning June 1, 2013 .  The Company has not yet paid the $45,000 payment due and payable to Southwest on June 1, 2015.  Pursuant to the Settlement Agreement, Southwest agreed to invest $10,000 of the amounts due and payable under the Lease Agreement into Units issued the Offering.  In connection with the Settlement Agreement, we issued 50,000 Units to Southwest in exchange for the investment of $10,000 of the amounts due and payable under the Lease Agreement into Units issued in the Offering.

Item 3.02 Unregistered Sales of Equity Securities

On December 7, 2015, the Company closed a private placement (the “Offering”) of the Company’s units (the “Units”) with 12 accredited investors (each an “Subscriber” and collectively, the “Subscribers”) for aggregate gross proceeds to the Company of approximately $659,500.   Each Unit issued in the Offering consists of: (i) one share of common stock of the Company, par value $0.01 per share (each a “Common Share”) and (ii) two common stock purchase warrants (each a “Warrant”).  Each Warrant entitles the holder thereof to purchase one Common Share (each a “Warrant Share”) at a price of $0.35 per Warrant Share until December 7, 2020.

In connection with the Offering, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) by and between us and each Subscriber in which we issued to the Subscribers an aggregate of 3,297,500 Units at a per Unit purchase price of $0.20.  Pursuant to the Subscription Agreement, we agreed to use our reasonable commercial efforts to prepare and file with the United States Securities and Exchange Commission within sixty (60) calendar days from the closing of the Offering a registration statement to cover the resale, from time to time, of the Common Shares and the Warrant Shares issuable upon the exercise of the Warrants.

The sale and issuance of the Units, the Common Shares, the Warrants and the Warrant Shares issuable upon the conversion or exercise therein were issued or will be issued pursuant to the exemption from registration under the U.S. Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Note Settlement Agreement, dated December 4, 2015, by and between the Company and Leo E Mindel Non-GST Exempt Family Trust.
10.2	Note Settlement Agreement, dated December 4, 2015, by and between the Company and Sunny Mindel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: December 11, 2015	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant
10.1	Note Settlement Agreement, dated December 4, 2015, by and between the Company and Leo E Mindel Non-GST Exempt Family Trust.
10.2	Note Settlement Agreement, dated December 4, 2015, by and between the Company and Sunny Mindel.